ALLIANZ LIFE FINANCIAL SERVICES, LLC

                               CODE OF ETHICS AND

                             INSIDER TRADING POLICY

                            EFFECTIVE AUGUST 21, 2007


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                                TABLE OF CONTENTS

SECTION 1.   PERSONAL TRADING, CONDUCT, AND REPORTING..........................4

         1.1   Statement of General Principles.................................4
         1.2   Disclosure and Reporting Requirements...........................4
         1.3   Substantive Restrictions on Personal Investing Activities.......6
         1.4   Trading While In Possession of Material, Non-public Information.7
         1.5   Sanctions.......................................................7
         1.6   Confidential Information........................................7
         1.7   Gifts...........................................................7
         1.8   Services as Director............................................7
         1.9   Responsibilities of the Chief Compliance Officer................8
         1.10  Responsibilities of the Board of Trustees.......................9
         1.11  Records.........................................................9
         1.12  Regular Reporting to Fund Trustees.............................10
         1.13  Amendments to the Code.........................................10

SECTION 2.   INSIDER TRADING POLICY AND PROCEDURES............................10

         2.1   Statement of General Principles................................10
         2.2   Policy Statement on Insider Trading............................11
         2.3   Procedures to Implement the Policy Against Insider Trading.....15
         2.4   Chinese Wall Procedures........................................16
         2.5   Resolving Issues Concerning Insider Trading....................16


APPENDIX I....................................................................16
APPENDIX II...................................................................21
APPENDIX III..................................................................22
APPENDIX IV...................................................................23
APPENDIX V....................................................................25
APPENDIX VI...................................................................26
APPENDIX VII..................................................................28
APPENDIX VIII.................................................................29
APPENDIX IX...................................................................30



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                      ALLIANZ LIFE FINANCIAL SERVICES, LLC

                               CODE OF ETHICS AND

                             INSIDER TRADING POLICY

                            EFFECTIVE AUGUST 21, 2007

         Allianz Life Financial Services, LLC (the "DISTRIBUTOR") is confident of the integrity and good faith of its officers, directors, and employees. There are, however, certain instances where Distributor personnel may possess knowledge regarding present or future transactions by a series of the Allianz Life Variable Insurance Products Trust (the "VIP Trust") or the Allianz Life Variable Insurance Products Fund of Funds Trust (the "FOF Trust") (collectively referred to as the "Trusts") or may have the ability to influence portfolio transactions made by the Allianz Life Advisers, LLC (the "Adviser") or by a sub-adviser for the Trusts. In these situations personal interests may conflict with those of the Trusts. Capitalized terms contained in this Code of Ethics and Insider Trading Policy (the "CODE") are defined in Appendix I hereto.

         In view of the above, the Distributor has adopted this Code to establish reporting requirements and enforcement procedures(1) designed to prohibit potential conflicts of interest and regulate personal securities trading by placing persons associated with the Distributor into three categories of persons, each subject to increasing levels of scrutiny. The three categories of persons, from least regulated to most regulated, are (i) Associated Persons,
(ii) Access Persons and (iii) Advisory Management Persons (collectively referred to herein as "SUPERVISED PERSONS"). In certain instances, this Code will also apply to trades by family members of Supervised Persons and other third parties.

o The first level of scrutiny applies to Associated Persons, defined as each officer, director, and employee of the Distributor and any person designated by the Chief Compliance Officer who is an employee of an affiliate of the Distributor, and who regularly works in the Distributor's principal business.

o The second level of scrutiny applies to Access Persons, defined as any director, officer(2), general partner or employee of the Distributor who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding, the purchase or sale of Securities by a series of the Trusts, or whose functions relate to the making of any recommendations with respect to such purchases or sales.
___________________________________


(1)  Section 17(j) of the Investment Company Act, Rule 17j-1 thereunder, and
     Section 204A of the Investment Advisers Act of 1940 serve as a basis for much of what is contained in this Code.

(2) For purposes of this definition, the term "officer" shall typically exclude non-employee ministerial officers not actively involved in the Distributor's business, including a Secretary, Assistant Secretary, Assistant Treasurer, or Compliance Officer who, with respect to any Client that is a mutual fund, does not make any recommendation regarding the purchase or sale of a portfolio security, or participate in the determination of which recommendation will be made, and whose principal function or duties do not relate to the determination of which recommendation will be made, and who does not, in connection with his or her duties, obtain any information concerning recommendations of portfolio securities by the Adviser or subadvisers. SEE Securities Exchange Act Rule 16a-1(f).


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o    The third level of scrutiny applies to Advisory Management
     Persons, defined as a person who is actively involved in sub-adviser oversight and who has or may have access to near contemporaneous Client portfolio and trading information.

         To assure that personal trading by Supervised Persons is adequately reviewed and monitored on an ongoing basis, this Code generally imposes the requirements and restrictions outlined below. Advisory Management Persons must comply with all requirements and restrictions included in this Code applicable to Access Persons and Associated Persons. Access Persons must comply with all requirements and restrictions included in this Code applicable to Associated Persons.

ASSOCIATED PERSONS:

o     must comply with all applicable federal securities laws;

o must review and sign an acknowledgement of receipt of this Code (see Appendix II) and an acknowledgement of receipt of any amendments to this Code;

o must annually certify that they have complied with the requirements of this Code (see Appendix III);

o are prohibited from accepting gifts of more than nominal value from persons doing business with the Distributor or the Trusts; and

o are prohibited from trading in a security while in possession of material, non-public information.

ACCESS PERSONS:

o must comply with the requirements and restrictions imposed on Associated Persons;

o must pre-clear all personal securities transactions with the Distributor's Chief Compliance Officer or a Reviewing Attorney, other than transactions in Exempt Securities and Exempt Transactions (see Appendix IV);

o must have copies of trade confirmations and account statements sent to the Chief Compliance Officer (see Appendix V);

o must file quarterly transaction reports with the Chief Compliance Officer (see Appendix VI);

o must make initial and annual securities holdings reports to the Chief Compliance Officer (see Appendices VII and VIII);

o are generally prohibited from trading contemporaneously with a Trust portfolio when In Receipt of Portfolio Information.

o     are generally prohibited from purchasing IPOs;


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o     are generally prohibited from purchasing private placements or limited offerings;

o     are prohibited from engaging in Short Term Trading; and

o are prohibited from purchasing a Related Fund Share without a prior Second Tier Review.

ADVISORY MANAGEMENT PERSONS:

o must comply with the requirements and restrictions imposed on Associated Persons and Access Persons;

o are generally prohibited from purchasing securities other than Exempt Securities or securities purchased in Exempt Transactions; and

o must undergo a Second Tier Review prior to the purchase of any other securities.

         All personal securities transactions information obtained by the Distributor under this Code will be kept in strict confidence, except that such information will be made available, when specifically requested, to the United States Securities and Exchange Commission (the "SEC") or any other regulatory or oversight organization which has jurisdiction over the operation of the Distributor.

In certain instances, Supervised Persons may also be supervised persons of the Adviser. In such event, approvals may be granted and documents may be maintained pursuant to the Adviser's Code of Ethics. The Chief Compliance Officer of the Distributor shall have full access to records pertaining to its Supervised Persons.


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                           CODE OF ETHICS

SECTION 1.        PERSONAL TRADING, CONDUCT, AND REPORTING

1.1      STATEMENT OF GENERAL PRINCIPLES

         It is the policy of the Distributor that Supervised Persons should: (1) at all times place the interests of the Trusts first; (2) conduct all personal securities transactions in a manner that is consistent with this Code and avoid any actual or potential conflict of interest or any abuse of the individual's position of trust and responsibility; and (3) adhere to the fundamental standard that Distributor personnel should not take inappropriate advantage of their positions.

         Supervised Persons shall comply with all applicable federal securities laws. Supervised Persons shall not, in the connection with the purchase or sale by such person:

1.       employ any device, scheme or artifice to defraud;

2. make any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

3. engage in any act, practice, or course of business which operates or would operate as a fraud or deceit; or

4.       engage in any manipulative practice.

1.2      DISCLOSURE AND REPORTING REQUIREMENTS

1.       Pre-clearance

                           Access Persons and Advisory Management Persons are
                  required to pre-clear all transactions in Securities with the Chief Compliance Officer, including transactions in options and other derivative securities, other than transactions in Exempt Securities and Securities purchased in Exempt Transactions, in which the person has, or by reason of the transaction acquires, any direct or indirect Beneficial Ownership.(3) A pre-clearance form is attached as Appendix IV. You can e-mail your request to the Chief Compliance Officer by copying the entire form into an e-mail and completing the form.


________________________________


(3) Generally, a person should consider himself beneficial owner of securities held by his spouse, his minor children, a relative who shares his home, or other persons if by reason of any contract, understanding, relationship, agreement or other arrangement, he obtains from such securities benefits substantially equivalent to those of ownership. A person should also consider himself the beneficial owner of securities if he or she can vest or revest title in himself now or in the future. For a more complete definition of the term Beneficial Ownership see Appendix I.


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2.       Records of Securities Transactions

                           Access Persons and Advisory Management Persons are
                  required to direct their brokers, as well as banks and other financial institutions effecting securities transactions on their behalf, to provide the Chief Compliance Officer with duplicate copies of confirmations of all personal securities transactions and copies of periodic statements for all securities accounts on a timely basis. A form of letter requesting duplicate confirmations and account statements is attached as Appendix V. A written confirmation of any non-exempt Securities transactions that are transacted without the use of a broker must be delivered within ten days of the occurrence to the Chief Compliance Officer.

                           Access Persons and Advisory Management Persons must
                  report to the Chief Compliance Officer the opening of a new brokerage account within ten days and will also be required to file quarterly transaction reports, due no later than 30 days after the close of the calendar quarter. A form for this purpose is attached as Appendix VI.

3.       Initial and Annual Disclosure of Personal Holdings

                           Access Persons and Advisory Management Persons are
                  required to disclose all personal securities holdings no later than ten days after becoming an Access Person or Advisory Management Person and thereafter on an annual basis within ten calendar days after year end. This report must be current as of a date not more than 45 days prior to the person becoming an Access Person or Advisory Management Person, in the case of initial reports, or, in the case of annual reports, not more than 45 days prior to the date the report is submitted. Exempt Securities are not required to be reported, however, Securities obtained in an Exempt Transaction are required to be reported. Forms for initial and annual reports are attached as Appendices VII and VIII.

4.       Acknowledgement of Receipt of Code

                           Supervised Persons are required to review and sign an
                  acknowledgement of the Code. A form for this purpose is attached as Appendix II.

5.       Annual Certification of Compliance with the Code

                           Supervised Persons are also required to certify
                  annually that they have read and understand this Code and any amendments to this Code. They must further certify that they have complied with the requirements of this Code and that they have disclosed or reported all personal securities transactions required to be disclosed or reported. A form for this disclosure is attached as Appendix III.

6.       Reporting Violations of the Code

                           Supervised Persons are required to report any
                  violations of the Code promptly to the Chief Compliance


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                  Officer. If the Chief Compliance Officer is involved in the violation, the violation shall be reported to an executive officer of the Distributor or a Reviewing Attorney. Reports may be submitted anonymously. The Chief Compliance Officer, executive officer of the Distributor or Reviewing Attorney will investigate all reports of violations promptly and appropriately. Retaliation against an individual who reports a violation is prohibited and constitutes a further violation of this Code. Examples of violations that should be reported include: noncompliance with applicable laws, rules, and regulations, fraud or illegal acts involving any aspect of the Distributor's business, material misstatement in regulatory filings, internal books and records, activity that is harmful to the Trusts and deviations from required controls and procedures that safeguard the Trusts and the Distributor.

1.3      SUBSTANTIVE RESTRICTIONS ON PERSONAL INVESTING ACTIVITIES

1.       Initial Public Offerings

                           Acquisition of any initial public offering ("IPO") is
                  strictly prohibited for all Access Persons and Advisory Management Persons.

2.       Private Placements

                           Access Persons and Advisory Management Persons
                  generally are prohibited from investing in a private placement or limited offering. In limited situations, at the discretion of the Distributor, permission to purchase in a private placement or limited offering may be granted if approved by a prior Second Tier Review.

3.       Blackout Periods

                           Access Persons and Advisory Management Persons who
                  are In Receipt of Portfolio Information are prohibited from executing a securities transaction on a day when the Distributor or a sub-adviser has a pending "buy" or "sell" order in the same security until that order is executed or withdrawn.

                           This restriction does not prevent an Access Person or
                  Advisory Management Person from effecting a trade where the trade is approved by a prior Second Tier Review and (i) the trade is "same way" to the series of a Trust and at least two
                  (2) days after its trading is completed, or (ii) the trade is "opposite way" to a series of a Trust.

4.       Short Term Trading

                           Access Persons and Advisory Management Persons are
                  prohibited from engaging in Short Term Trading except in exigent circumstances and upon receipt of approval by a prior Second Tier Review.

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5.       Special Rules Applicable Solely to Advisory Management Persons

                           Advisory Management Persons are generally prohibited
                  from purchasing Securities other than Exempt Securities or Securities purchased in Exempt Transactions. Any purchases of other Securities or Related Fund Shares must be approved by a prior Second Tier Review.

6.       Approval by Persons Other than Chief Compliance Officer

                           In the event that the Chief Compliance Officer is not
                  available, or a trade is proposed to be made for the benefit of the Chief Compliance Officer and the Chief Compliance Officer is an Access Person or Advisory Management Person, pre-approval of a trade by an Access Person or an Advisory Management Person can be granted by an executive officer of the Distributor who is not involved in the trade or a Reviewing Attorney. Trades requiring the approval of more than one person may be approved by an executive officer of the Distributor who is not involved in the trade and a Reviewing Attorney.

1.4      TRADING WHILE IN POSSESSION OF MATERIAL, NON-PUBLIC INFORMATION

         Supervised Persons are prohibited from trading while in possession of material non-public information. This prohibition is discussed in Section 2 of this Code.

1.5      SANCTIONS

         Any prohibited trades may be reversed or any profits realized on prohibited trades may be disgorged. Other sanctions may be imposed as deemed appropriate by the Chief Compliance Officer. In egregious cases, the Supervised Person may be dismissed.

1.6      CONFIDENTIAL INFORMATION

         Confidential information and records of the Distributor must be kept confidential in a suitable manner and not shared with third parties or non-involved colleagues. Data secrecy must be protected.

1.7      GIFTS

         Supervised Persons are prohibited from receiving any gift or other thing of more than nominal value from any person or entity that does business with or on behalf of the Distributor. In interpreting this requirement, persons will be governed by the Allianz Life Insurance Company of North America ("ALLIANZ") conflict policy.

1.8      SERVICES AS DIRECTOR

         Access Persons and Advisory Management Persons are prohibited from serving on the board of directors or trustees of non-affiliated publicly traded companies without prior written authorization from the Distributor.

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1.9      RESPONSIBILITIES OF THE CHIEF COMPLIANCE OFFICER

1. The Chief Compliance Officer shall establish and keep a list of Associated Persons, Access Persons and Advisory Management Persons.

2. The Chief Compliance Officer shall notify each Supervised Person of the reporting requirements of this Code and shall deliver a copy of the Code to each person. The Chief Compliance Officer will receive a signed acknowledgement of receipt of the Code from each such person in the form set out in Appendix II.

3. The Chief Compliance Officer shall obtain a written acknowledgement of receipt of any amendment to this Code.

4. On an annual basis, the Chief Compliance Officer shall obtain from Supervised Persons an annual certification of compliance with this Code as prescribed in Appendix III. The annual certification shall be filed as soon as practicable after calendar year end.

5. The Chief Compliance Officer shall obtain from each Access Person and each Advisory Management Person, upon commencement of employment and thereafter on an annual basis, reports in the form prescribed in Appendices VII and VIII. The annual report shall be obtained within ten calendar days after year-end.

6. The Chief Compliance Officer will review and approve personal securities transactions as set out in this Code.

7. The Chief Compliance Officer shall obtain from each Access Person and each Advisory Management Person, on a quarterly basis, reports in the form prescribed in Appendix VI. The quarterly report shall be obtained within 30 calendar days after quarter end.

8. The Chief Compliance Officer shall keep in an easily accessible place the records set forth in Section 1.11 (1)-(12) of this Code.

9. The Chief Compliance Officer shall document in writing decisions regarding the pre-clearance of all securities transactions for each Access Person and each Advisory Management Person.

10. The Chief Compliance Officer shall promptly and appropriately investigate any violation of this Code reported as set out in Section 1.2(6) of this Code.

11. The Chief Compliance Officer, on behalf of the Distributor, shall provide a written report to the Board of Trustees ("BOT") of the Trusts as set out in Section 1.12 of this Code.

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1.10     RESPONSIBILITIES OF THE BOARD OF GOVERNORS

                  The Board of Governors ("BOG") of the Distributor shall consider reports made to it by the Chief Compliance Officer and shall determine whether the policies established in this Code have been violated, and what sanctions, if any, should be imposed. The BOG shall review the operations of this Code at least annually or as dictated by changes in applicable securities regulations.

1.11     RECORDS

         The Distributor shall maintain the following records in an easily accessible place in the manner and to the extent set forth below, and will make them available for examination by representatives of the SEC:

1. a copy of this Code and any other code which is, or at any time within the past five (5) years has been, in effect;

2. a record of all persons who are or were within the last five years subject to this Code, or are or were responsible for reviewing reports under this Code;

3. a copy of each report, confirmation and account statement provided by a Supervised Person pursuant to this Code, for a period of not less than five (5) years from the end of the fiscal year in which it is made;

4. a record of each decision, and the reasons supporting the decision, to approve the acquisition of an IPO or limited offering, for not less than five (5) years following the end of the fiscal year in which the approval is granted;

5. a record of each decision, and the reasons supporting the decision, to approve acquisition by an Advisory Management Person of a Security that is not an Exempt Security that was not purchased in an Exempt Transaction, for not less than five (5) years following the end of the fiscal year in which the approval is granted;

6. a record of each decision, and the reasons supporting the decision, to approve Short Term Trading by an Access Person, for not less than five
         (5) years following the end of the fiscal year in which approval was granted;

7. a record of each decision, and the reasons supporting the decision, to approve the acquisition of a Related Fund Share by an Advisory Management Person, for not less than five (5) years following the end of the fiscal year in which the approval is granted;

8. a record of any violation of this Code and any action taken as a result of such violation, for a period of not less than five (5) years following the end of the fiscal year in which the violation occurs;

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9.       a copy of each annual compliance report provided by the Distributor to the BOT, as required by Section 1.12 of this Code, for a period of not less than five (5) years from the end of the fiscal year in which it is made;

10. Copies of the Distributor's organizational documents shall be maintained by the Chief Compliance Officer or by the Allianz Law Department.

1.12     REGULAR REPORTING TO FUND TRUSTEES

         The Distributor will report annually to the BOT of each fund for which the Distributor serves as distributor with respect to any issues arising pursuant to the Code since the last report, including information as to any material violations of the Code and any remedial action taken in response to a material violation of this Code. Additionally, the Distributor will certify that the Distributor has adopted reasonable procedures necessary to prevent persons from violating the Code. A form for reporting by the Distributor to the BOT is attached as Appendix IX.

1.13     AMENDMENTS TO THE CODE

         The Code may be amended from time to time and any material amendments or changes shall be subject to approval by the BOG of the Distributor. Additionally, such amendments will be provided to the BOT of each fund for which the Distributor serves as distributor within 6 months of such determination by the BOG. For example, the determination to exempt classes of transactions shall be deemed to be an amendment which shall be subject to approval by the BOG.

                                 INSIDER TRADING

SECTION 2.        INSIDER TRADING POLICY AND PROCEDURES

2.1      STATEMENT OF GENERAL PRINCIPLES

         The Distributor's policy prohibits Supervised Persons from acting upon or otherwise misusing non-public or inside information. It is illegal for a person who is in possession of material non-public information about any public company (commonly known as "inside information") to trade in the company's securities. It is also illegal for that person to recommend a trade in the company's securities or tell someone else the inside information who in turn may then trade in the company's securities (commonly known as "tipping"). Trading or tipping based on inside information may be subject to serious penalties, including substantial fines and imprisonment.

         The definition of "material information" is subjective. Generally it is information that would affect an investor's decision to buy, sell, or hold securities. Examples are: (i) a pending acquisition or divestiture, (ii) financial results that are better or worse than recent trends would lead someone to expect, (iii) an increase or decrease in dividends or (iv) a stock split. "Non-public information" is information that has not been effectively communicated to the marketplace.

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2.2      POLICY STATEMENT ON INSIDER TRADING

1.       Information on Insider Trading

                           The Distributor's policy prohibits Supervised Persons
                  from acting upon or otherwise misusing material non-public or inside information. This conduct is frequently referred to as insider trading. The term "insider trading" is not defined in the federal securities laws, but generally is used to refer to the use of material non-public information to trade in securities or to communications of material non-public information to others in breach of a fiduciary duty.

                           While the law concerning insider trading is not
static, it is generally understood that the law prohibits:

(i) trading by an insider, while in possession of material non-public information, or

(ii) trading by a non-insider, while in possession of material non-public information, where the information was disclosed to the non-insider in violation of an insider's duty to keep it confidential, or

(iii) communicating material non-public information to others in breach of a fiduciary duty.

                           This policy applies to Supervised Persons within and
outside their duties at the Distributor.

2. What is Material Information?

                           Trading on inside information is not a basis for
                  liability unless the information is material. "Material information" generally is defined as information for which there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decisions, or information that is reasonably certain to have a substantial effect on the price of a company's securities.

                           Although there is no precise, generally accepted
                  definition of materiality, information is likely to be material if it relates to significant changes affecting such matters as:

o        dividend or earnings expectations;

o        write-downs or write-offs of assets;

o        additions to reserves for bad debts or contingent liabilities;

o        expansion or curtailment of company or major division operations;


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o        proposals or agreements involving a joint venture, merger, acquisition, divestiture, or leveraged buy-out;

o        new products or services;

o        exploratory, discovery or research developments;

o        criminal indictments, civil litigation or government investigations;

o disputes with major suppliers or customers or significant changes in the relationships with such parties;

o        labor disputes including strikes or lockouts;

o        substantial changes in accounting methods;

o        major litigation developments;

o        major personnel changes;

o        debt service or liquidity problems;

o        bankruptcy or insolvency;

o        extraordinary management developments;

o        public offerings or private sales of debt or equity securities;

o        calls, redemptions or purchases of a company's own stock;

o        issuer tender offers; or

o        recapitalizations.

                           Information provided by a company could be material
                  because of its expected effect on a particular class of the company's securities, all of the company's securities, the securities of another company, or the securities of several companies. The resulting prohibition against the misuses of material information reaches all types of securities (whether stock or other equity interests, corporate debt, government or municipal obligations, or commercial paper) as well as any option related to that security (such as a put, call or index security).

                           Material information does not have to relate to a
                  company's business. For example, in CARPENTER V. U.S., 108 U.S. 316 (1987), the Supreme Court considered as material certain information about the contents of a forthcoming newspaper column that was expected to affect the market price of a security. In that case, a newspaper reporter was found criminally liable for disclosing to others the dates that reports on various companies would appear in a newspaper and whether those reports would be favorable or not.

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3. What is Non-public Information?

                           In order for issues concerning insider trading to
                  arise, information must not only be material, it must be non-public. "Non-public" information is information which has not been made available to investors generally. Information received in circumstances indicating that it is not yet in general circulation or where the recipient knows or should know that the information could only have been provided by an insider is also deemed non-public information.

                           At such time as material, non-public information has
                  been effectively distributed to the investing public, it is no longer subject to insider trading restrictions. However, for non-public information to become public information, it must be disseminated through recognized channels of distribution designed to reach the securities marketplace.

                           To show that material information is public, you
                  should be able to point to some fact verifying that the information has become generally available, for example, disclosure in a national business and financial wire service, a national news service, a national newspaper, or a publicly disseminated disclosure document (a proxy statement or prospectus). The circulation of rumors or "talk on the street," even if accurate, widespread and reported in the media, does not constitute the requisite public disclosure. The information must not only be publicly disclosed, there must also be adequate time for the market as a whole to digest the information. Although timing may vary depending upon the circumstances, a good rule of thumb is that information is considered non-public until the third business day after public disclosure.

                           Material non-public information is not made public by
                  selective dissemination. Material information improperly disclosed only to institutional investors or to a fund analyst or a favored group of analysts retains its status as non-public information that must not be disclosed or otherwise misused. Similarly, partial disclosure does not constitute public dissemination. So long as any material component of the inside information has yet to be publicly disclosed, the information is deemed non-public and may not be misused.

                           INFORMATION PROVIDED IN CONFIDENCE. Occasionally,
                  Supervised Persons may become temporary insiders because of a fiduciary or commercial relationship. As an insider, the Distributor has a fiduciary responsibility not to breach the trust of the party that has communicated the material non-public information by misusing that information. This fiduciary duty arises because the Distributor has entered into or has been invited to enter into a commercial relationship with a third party and has been given access to confidential information solely for the corporate purposes of that person. This obligation remains whether or not the Distributor ultimately participates in the transaction.

                           INFORMATION DISCLOSED IN BREACH OF A DUTY. Even where
                  there is no expectation of confidentiality, a person may become an insider upon receiving material, non-public information in circumstances where a person knows, or should know, that a corporate insider is disclosing information in breach of the fiduciary duty he or she owes the corporation and its shareholders. Whether the disclosure is an improper tip that renders the recipient a tippee depends on whether the corporate insider expects to benefit personally, either directly or indirectly, from the disclosure. In the context of an improper disclosure by a corporate insider, the requisite personal benefit may not be limited to a present or future monetary gain. Rather, a prohibited personal benefit could include a reputational benefit, an expectation of a quid pro quo from the recipient or the recipient's employer by a gift of the inside information.

                           A person may, depending on the circumstances, also
                  become an insider or tippee when he or she obtains apparently material, non-public information by happenstance, including information derived from social situations, business gatherings, overheard conversations, misplaced documents, and tips from insiders or other third parties.

4.       Identifying Material Information

                           Before trading for yourself or for accounts managed
                  by the Distributor in the securities of a company about which you may have potential material, non-public information, ask yourself the following questions:

(i) Is this information that an investor could consider important in making his or her investment decisions? Is this information that could substantially affect the market price of the securities if generally disclosed?

(ii) To whom has this information been provided? Has the information been effectively communicated to the marketplace by being published in publications of general circulation?

                           Given the potentially severe regulatory, civil and
                  criminal sanctions to which you, the Distributor, and its personnel could be subject, any person associated with the Distributor uncertain as to whether the information he or she possesses is material non-public information should immediately take the following steps:

                                    (i) report the matter immediately to the
                           Chief Compliance Officer;

                                    (ii) do not purchase or sell the securities
                           on behalf of yourself or accounts managed by the Distributor; and

                                    (iii) do not communicate the information
                           inside or outside the Distributor, other than to the Chief Compliance Officer.

                           After the Chief Compliance Officer has reviewed the
                  issue, you will be instructed to continue the prohibitions against trading and communication or will be allowed to trade and communicate the information.

5.       Penalties for Insider Trading

                           Penalties for trading on or communicating material
                  non-public information are severe, both for individuals involved in such unlawful conduct and their employers. A person can be subject to some or all of the penalties below even if he or she does not personally benefit from the violation. Penalties include:o

o        civil injunctions;

o        treble damages;

o        disgorgement of profits;

o        jail sentences;

o fines for the person who committed the violation of up to three times the amount of profit gained or loss avoided;

o the profit gained or loss avoided, whether or not the person actually benefited; and

o fines for the employer or other controlling person of up to the greater of $1,000,000 or three times the amount of the profit gained or loss avoided.

                           In addition, any violation of this policy statement
                  can be expected to result in serious sanctions by the Distributor, including dismissal of the persons involved.

2.3      PROCEDURES TO IMPLEMENT THE POLICY AGAINST INSIDER TRADING

         The following trading restrictions and reporting requirements have been established to aid Supervised Persons in avoiding insider trading, and to aid the Distributor in preventing, detecting and imposing sanctions against insider trading. Every employee must follow these procedures or risk serious sanctions, including dismissal, substantial personal liability and criminal penalties.

1. No Supervised Person who possesses material non-public information relating to the Distributor or its affiliates, may buy or sell any securities of the Distributor or its affiliates or engage in any other action to take advantage of, or pass on to others, such material non-public information.

2. No Supervised Person who obtains material non-public information which relates to any other company or entity in circumstances in which such person is deemed to be an insider or is otherwise subject to restrictions under the federal securities laws may buy or sell securities of that company or otherwise take advantage of, or pass on to others, such material non-public information.

3. No Supervised Person shall engage in a securities transaction with respect to any securities of any other company, except in accordance with the specific procedures set forth in the Distributor's Code.

4. Because even inadvertent disclosure of material non-public information to others can lead to significant legal difficulties, Supervised Persons should not discuss any potentially material non-public information concerning the Distributor or its affiliates or other companies with other persons, except as specifically required in the performance of their duties.

2.4      CHINESE WALL PROCEDURES

         You should not discuss material non-public information with anyone, including other employees of the Distributor or its affiliates, except as required in the performance of your regular duties. In addition, care should be taken so that such information is secure.

2.5      RESOLVING ISSUES CONCERNING INSIDER TRADING

         The federal securities laws, including the laws governing insider trading, are complex. If you have any doubts or questions as to the materiality or non-public nature of information in your possession or as to any of the applicability or interpretation of any of the foregoing procedures or as to the propriety of any action, you should contact the Chief Compliance Officer. Until advised to the contrary by the Chief Compliance Officer, you should presume that the information is material and non-public and you should not trade in the securities or disclose this information to anyone.

                                   APPENDIX I

                                   DEFINITIONS

ACCESS PERSON

         Access Person is defined on page 1 of this Code.

ADVISORY MANAGEMENT PERSON

         Advisory Management Person is defined on page 1 of this Code.

ASSOCIATED PERSON

         Associated Person is defined on page 1 of this Code.

BENEFICIAL OWNERSHIP

         The following section is designed to give you a practical guide with respect to Beneficial Ownership. However, for purposes of this Code, Beneficial Ownership shall be interpreted in the same manner as it would be under Rule 16a-1(a)(2) of the Exchange Act of 1934 (the "EXCHANGE ACT") in determining whether a person is the beneficial owner of a security for purposes of Section 16 of the Exchange Act and the rules and regulations thereunder.

         You are considered to have Beneficial Ownership of Securities if you have or share a direct or indirect pecuniary interest in the Securities. You have a pecuniary interest in Securities if you have the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the Securities. Generally, the following are examples where you would be considered as having beneficial ownership of the securities:

                  1. Securities held by members of your immediate family sharing the same household. This presumption may be rebutted by convincing evidence that profits derived from transactions in these Securities will not provide you with any economic benefit. "Immediate family" means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, and includes any adoptive relationship.

                  2. Your interest as a general partner in Securities held by a general or limited partnership.

                  3. Your interest as a manager or member in the Securities held by a limited liability company.

                  4. Securities held by anyone else if you:

o        obtain benefits substantially similar to ownership of the securities;

o can obtain ownership of the securities immediately or at some future time; or

o        can vote or dispose of the securities.

         You do not have an indirect pecuniary interest in Securities held by a corporation, partnership, limited liability company or other entity in which you hold an equity interest, unless you are a controlling equityholder or you have or share investment control over the Securities held by the entity.

         The following circumstances constitute Beneficial Ownership by you of Securities held by a trust:

                  1. Your ownership of Securities as a trustee where either you or members of your immediate family have a vested interest in the principal or income of the trust.

                  2. Your ownership of a vested beneficial interest in a trust.

                  3. Your status as a settlor of a trust, unless the consent of all of the beneficiaries is required in order for you to revoke the trust.

CHIEF COMPLIANCE OFFICER

         The Chief Compliance Officer of the Distributor.

EXEMPT SECURITIES

         The following are Exempt Securities:

                  1. Direct obligations of the Government of the United States.

                  2. Bankers' acceptances.

                  3. Bank certificates of deposit.

                  4. Commercial paper and high quality short-term debt instruments (defined as any instrument that has a maturity at issuance of less than 366 days and that is rated in one of the two highest rating categories by a nationally recognized statistical rating organization), including repurchase agreements.

                  5. Shares of open-end management investment companies that are not Related Fund Shares.

EXEMPT TRANSACTIONS

         The following are Exempt Transactions:

                  1. Any transactions in Securities in an account over which you do not have any direct or indirect interest, influence, or control. There is a presumption that you can exert some measure of influence or control over accounts held by members of your immediate family sharing the same household, but convincing evidence may rebut this presumption.

                  2. Purchases of Securities under automatic dividend reinvestment plans.

                  3. Security purchases effected upon the exercise of rights issued by the issuer pro rata to all holders of a class of its securities, to the extent they are issued with respect to Securities of which you have Beneficial Ownership.

                  4. Acquisitions or dispositions of Securities as the result of a stock dividend, stock split, reverse stock split, merger, consolidation, spin-off or other similar corporate distribution or reorganization applicable to all holders of a class of Securities of which you have Beneficial Ownership.

                  5. Subject to the restrictions on participation in private placements set forth below, acquisitions or dispositions of Securities of a private issuer. A private issuer is a corporation, partnership, limited liability company or other entity which has no outstanding publicly-traded Securities, and no outstanding Securities which are exercisable to purchase, convertible into or exchangeable for publicly-traded Securities. However, you will have Beneficial Ownership of publicly held Securities held by a private issuer whose equity Securities you hold, unless you are not a controlling equityholder and do not have or share investment control over the Securities held by the entity.

                  6. Any purchase or sale of fixed-income Securities issued by agencies or instrumentalities of, or unconditionally guaranteed by, the Government of the United States.

                  7. Such other classes of transactions as may be exempted from time to time by the Chief Compliance Officer based upon a determination that the transactions are unlikely to violate Rule 17j-1 under the Investment Company Act of 1940, as amended, or Rule 204A-1 under the Investment Company Act of 1940, as amended. The Chief Compliance Officer may exempt designated classes of transactions from any of the provisions of this Code.

                  8. Such other specific transactions as may be exempted from time to time by a Chief Compliance Officer. On a case-by-case basis, when no abuse is involved, the Chief Compliance Officer may exempt a specific transaction from any of the provisions of this Code, subject to any additional approval requirements that may be set out in this Code. In these instances, the Chief Compliance Officer will document the reason for the exemption.

IN RECEIPT OF PORTFOLIO INFORMATION

         An Access Person shall be considered "In Receipt of Portfolio Information" if he or she has obtained current portfolio trading information or projected trading information pertaining to a Client account from a sub-adviser or otherwise within the preceding 7 days.

RELATED FUND SHARE

         A Related Fund Share is a share issued by an open-end management investment company as listed in APPENDIX X.

REVIEWING ATTORNEY

         A "Reviewing Attorney" is a lawyer with the Law Department of Allianz who is an officer of Allianz.

SECOND TIER REVIEW

         A Second Tier Review requires that the Supervised Person must pre-declare in writing to the Chief Compliance Officer or, in the absence of the Chief Compliance Officer, a Reviewing Attorney:

                  (i) the purchase or sale of a specified quantity of a
                      Security;

                  (ii)  on a specified date that is not earlier than two (2)
                       business days after the date of the request;

                  (iii) at a price that is within a specified range of prices.

         Prior to any such Second Tier Review being considered complete, the Second Tier Review must be approved in writing by the Chief Compliance Officer or, in the absence of the Chief Compliance Officer, a Reviewing Attorney.

SECURITIES

         The following are Securities:

                  Any note, stock, treasury stock, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, interest in an open-end management investment company including but not limited to open-end exchange traded funds, unit investment trusts including but not limited to unit investment trust exchange traded funds, collateral-trust certificate, reorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a security, or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any security.

                  Any variable annuity or variable life insurance contract that offers Related Fund Shares as an investment option under such contract is also considered to be a Security for purposes of this Code.

         The following are not considered Securities for the purposes of this
Code: Currency futures, commodities and futures and options traded on a commodities exchange. However, futures and options on any group or index of securities are considered Securities for purposes of this Code.

SHORT TERM TRADING

         A Short Term Trade is any (1) purchase and sale or (2) sale and purchase of the same or a substantially similar security issued by the same issuer within thirty (30) days where such subsequent transaction results in an investment gain to the individual placing the transaction.

SUPERVISED PERSONS

         Supervised Person is defined on page 3 of this Code.

                                   APPENDIX II

                      ALLIANZ LIFE FINANCIAL SERVICES, LLC

                          ACKNOWLEDGEMENT CERTIFICATION

                                       FOR

                                 CODE OF ETHICS

                                       AND

                             INSIDER TRADING POLICY

         I hereby certify that I have received, read and understand the attached Allianz Life Financial Services, LLC Code of Ethics and Insider Trading Policy and that I acknowledge that I am subject to it. Pursuant to such Code, I recognize that I must disclose or report all personal securities holdings and transactions required to be disclosed or reported thereunder if I am an Access Person or Advisory Management Person, and I must comply in all other respects with the requirements of the Code. I also agree to cooperate fully with any investigation or inquiry as to whether a possible violation of the foregoing Code has occurred. I understand that any failure to comply in all aspects with the foregoing and these policies and procedures may lead to sanctions including dismissal.

         I am submitting this acknowledgment as an:

                  ___   Associated Person

                  ___   Access Person

                  ___   Advisory Management Person

Date:
         ----------------------        --------------------------------------
                                                     Signature


                                       --------------------------------------
                                                   Print Name

                                  APPENDIX III

                      ALLIANZ LIFE FINANCIAL SERVICES, LLC

                              ANNUAL CERTIFICATION

                                       FOR

                                 CODE OF ETHICS

                                       AND

                             INSIDER TRADING POLICY

         I hereby certify that I have complied with the requirements of the Code of Ethics and Insider Trading Policy for the year ended December 31, ____. Pursuant to the Code, I have disclosed or reported all personal securities holdings and transactions required to be disclosed or reported thereunder if I am an Access Person or Advisory Management Person, and complied in all other respects with the requirements of the Code. I also agree to cooperate fully with any investigation or inquiry as to whether a possible violation of the Code has occurred.

         I am submitting this annual certification as an:

                  ___   Associated Person

                  ___   Access Person

                  ___   Advisory Management Person

Date:
         ----------------------        --------------------------------------
                                                     Signature


                                       --------------------------------------
                                                   Print Name

                                   APPENDIX IV

                      ALLIANZ LIFE FINANCIAL SERVICES, LLC

                             TRADE PRECLEARANCE FORM

               For Access Persons and Advisory Management Persons

                  PLEASE USE A SEPARATE FORM FOR EACH SECURITY

Name of Access Person:
                        -------------------------------------------------------

Broker:
         ----------------------------------------------------------------------

Account Number:
                 --------------------------------------------------------------

Buy or Sell:
              -----------------------------------------------------------------

Quantity:
           --------------------------------------------------------------------

Ticker:
         ----------------------------------------------------------------------

Issue (Full Security Description):
                                    -------------------------------------------

Are you In Receipt of Portfolio Information (yes or no) _____ IF YES, SEE CODE
SECTION 1.3.3.

Is the Security an IPO (yes or no)?  _____
IF YES, THIS TRANSACTION IS STRICTLY PROHIBITED AND WILL NOT BE APPROVED.

Is the Security a private placement (yes or no)?  _____
IF YES, SECOND TIER REVIEW IS REQUIRED, PLEASE PROVIDE THE SECOND TIER REVIEW INFORMATION OUTLINED BELOW.

Have you purchased or sold the same security or a substantially similar security issued by the same issuer within the preceding thirty (30) days (yes or no)?
_____

   If yes, will today's transaction result in an investment gain (yes or no)? __ IF YES, SECOND TIER REVIEW IS REQUIRED AND EXIGENT CIRCUMSTANCES MAY
   HAVE TO BE DEMONSTRATED, PLEASE PROVIDE THE SECOND TIER REVIEW
   INFORMATION OUTLINED BELOW.

If you are an ADVISORY MANAGEMENT PERSON, is the Security an Exempt Security or purchased in an Exempt Transaction (yes or no)? _____ IF NO, SECOND TIER REVIEW IS REQUIRED, PLEASE PROVIDE THE SECOND TIER REVIEW INFORMATION OUTLINED BELOW.

If you are an ADVISORY MANAGEMENT PERSON and the Security you want to buy or sell is a mutual fund share, is the share a Related Fund Share (yes or no)? _____ IF YES, SECOND TIER REVIEW IS REQUIRED, PLEASE PROVIDE THE SECOND TIER REVIEW INFORMATION OUTLINED BELOW.

SECOND TIER REVIEW INFORMATION:

Proposed date of Purchase/Sale:
                                 -----------------------------------------------

Price Range of Proposed Purchase/Sale:
                                        ----------------------------------------

Special Instructions (if any):
                                ------------------------------------------------

APPROVALS ARE VALID UNTIL THE CLOSE OF BUSINESS ON THE DATE APPROVAL HAS BEEN GRANTED (THE "TRANSACTION DATE"). ACCORDINGLY, GTC (GOOD TILL CANCELED) ORDERS ARE PROHIBITED. A NEW PRECLEARANCE FORM IS REQUIRED IF A TRADE IS NOT EXECUTED BY THE CLOSE OF BUSINESS ON THE TRANSACTION DATE. IT IS EACH EMPLOYEE'S RESPONSIBILITY TO COMPLY WITH ALL PROVISIONS OF THE CODE. OBTAINING PRECLEARANCE SATISFIES THE PRECLEARANCE REQUIREMENTS OF THE CODE AND DOES NOT IMPLY COMPLIANCE WITH THE CODE'S OTHER PROVISIONS.

BY SIGNING BELOW (OR BY EMAILING THIS REQUEST TO THE CHIEF COMPLIANCE OFFICER) THE EMPLOYEE CERTIFIES THE FOLLOWING: THE EMPLOYEE AGREES THAT THE ABOVE ORDER IS IN COMPLIANCE WITH THE CODE AND IS NOT BASED ON KNOWLEDGE OF AN ACTUAL CLIENT ORDER IN THE SECURITY THAT IS BEING PURCHASED OR SOLD, OR KNOWLEDGE THAT THE SECURITY IS BEING CONSIDERED FOR PURCHASE OR SALE IN ONE OR MORE SPECIFIC CLIENT ACCOUNTS, OR KNOWLEDGE OF A CHANGE OR PENDENCY OF A CHANGE OF AN INVESTMENT MANAGEMENT RECOMMENDATION. THE EMPLOYEE ALSO ACKNOWLEDGES THAT HE/SHE IS NOT IN POSSESSION OF MATERIAL, NON-PUBLIC INFORMATION PERTAINING TO THE SECURITY OR ISSUER OF THE SECURITY.

SUPERVISED PERSON SIGNATURE:
                              --------------------------------------------------

DATE:
       -------------------------------------

Approvals

--------------------------------------------------------------------------------
This area reserved for Compliance Use only
--------------------------------------------------------------------------------

Trade Has Been                                     Date Approved    Approved By

 __ Approved                    __ Not Approved

--------------------------------------------------------------------------------

Comments:
           ---------------------------------------------------------------------

           ---------------------------------------------------------------------

           ---------------------------------------------------------------------

                                   APPENDIX V

                     OUTSIDE BROKERAGE ACCOUNT SAMPLE LETTER

RE:
         -----------------------------------------------------------------------
         Name

         -----------------------------------------------------------------------
         Brokerage Account(s) Numbers

To Whom It May Concern:

         This letter is to inform you that I am associated with Allianz Life Financial Services, LLC, a distributor of registered investment companies. With respect to the above-referenced account(s), I hereby request that you send duplicate confirmations and statements to the following address:

         Allianz Life Financial Services, LLC
         5701 Golden Hills Drive

         Minneapolis, MN 55416
         Attn:  Chief Compliance Officer

         cc:  Chief Compliance Officer, Allianz Life Financial Services, LLC

                                   APPENDIX VI

                     PERSONAL SECURITIES TRANSACTION REPORT

                       For the Quarter Ended ___/___/____

ALLIANZ LIFE FINANCIAL SERVICES, LLC - ACCESS PERSONS AND ADVISORY MANAGEMENT PERSONS

Were all transactions in the quarter reported on confirmations or account statements provided to the Distributor, or are they attached to this Form, and did the confirmations or account statements contain the information required by this Form (yes or no)? _____ If yes, trades are not required to be listed on this form. This report must be submitted to the Distributor's Chief Compliance Officer no later than 30 days after the close of the calendar quarter.

Was a new brokerage, mutual fund or variable product account established in the quarter (yes or no)? _____

If yes, name broker:
                      ----------------------------------------------------------

                 Name                 Signature                         Date

-------------------  --------------------------  -------------------------------

                                                                                                                    PRICE
TRADE DATE           BOUGHT/SOLD    SECURITY NAME/TICKER SYMBOL OR CUSIP    QUANTITY*       BROKER & ACCOUNT NO.   BUY/SELL
-------------------  -------------  --------------------------------------- --------------  ---------------------  ------------
-------------------  -------------  --------------------------------------- --------------  ---------------------  ------------

-------------------  -------------  --------------------------------------- --------------  ---------------------  ------------
-------------------  -------------  --------------------------------------- --------------  ---------------------  ------------

-------------------  -------------  --------------------------------------- --------------  ---------------------  ------------
-------------------  -------------  --------------------------------------- --------------  ---------------------  ------------

-------------------  -------------  --------------------------------------- --------------  ---------------------  ------------
-------------------  -------------  --------------------------------------- --------------  ---------------------  ------------

-------------------  -------------  --------------------------------------- --------------  ---------------------  ------------
-------------------  -------------  --------------------------------------- --------------  ---------------------  ------------

-------------------  -------------  --------------------------------------- --------------  ---------------------  ------------
-------------------  -------------  --------------------------------------- --------------  ---------------------  ------------

-------------------  -------------  --------------------------------------- --------------  ---------------------  ------------
*    number of shares for equity securities; principal amount, interest rate and maturity date for debt securities

     CHECK THIS BOX IF TRANSACTION STATEMENTS FOR ALL TRANSACTIONS ARE ATTACHED.

_______________________________________________________________________________
Signature                                          Date


__________________
Print Name

                                  APPENDIX VII

                      ALLIANZ LIFE FINANCIAL SERVICES, LLC

                   INITIAL PERSONAL SECURITIES HOLDINGS REPORT

         In accordance with the Code of Ethics, below is a list of all Securities in which I have Beneficial Ownership, and all accounts in which these securities are held. This includes not only securities held by brokers, but also mutual fund shares, variable annuity or life insurance contracts and Securities held at home, in safe deposit boxes, or by an issuer. This report is current as of a date not more than 45 days prior to my becoming an Access Person or Advisory Management Person.

Name of Access Person or Advisory Management Person:
                                                      --------------------------

Broker(s) at which Account(s) is (are) Maintained:

          NAME ON ACCOUNT                              BROKER                                 ACCOUNT #
-------------------------------------     ----------------------------------      ----------------------------------
-------------------------------------     ----------------------------------      ----------------------------------
-------------------------------------     ----------------------------------      ----------------------------------

-------------------------------------     ----------------------------------      ----------------------------------
-------------------------------------     ----------------------------------      ----------------------------------

-------------------------------------     ----------------------------------      ----------------------------------
-------------------------------------     ----------------------------------      ----------------------------------

-------------------------------------     ----------------------------------      ----------------------------------
-------------------------------------     ----------------------------------      ----------------------------------

-------------------------------------     ----------------------------------      ----------------------------------

         For each account, attached is the most recent account statement listing Securities in that account. By signing this document, I am certifying that I have caused duplicate confirms and duplicate statements to be sent to the Chief Compliance Officer for every account that trades in Securities other than Exempt Securities (as defined in the Code). Listed below are all Securities that are not reflected in an account statement.

----------------------------------------------------------    --------------------------------------------------------
Security Name/Ticker Symbol or CUSIP  Quantity*               Security Name/Ticker Symbol or CUSIP Quantity*
----------------------------------------------------------    --------------------------------------------------------
----------------------------------------------------------    --------------------------------------------------------

----------------------------------------------------------    --------------------------------------------------------
----------------------------------------------------------    --------------------------------------------------------

----------------------------------------------------------    --------------------------------------------------------
----------------------------------------------------------    --------------------------------------------------------

----------------------------------------------------------    --------------------------------------------------------
----------------------------------------------------------    --------------------------------------------------------

----------------------------------------------------------    --------------------------------------------------------
* number of shares for equity securities; principal amount, interest rate and maturity date for debt securities (ATTACH SEPARATE SHEET IF NECESSARY)

I certify that this form and the attached statements (if any) constitute all Securities in which I have Beneficial Ownership as defined in the Code.

________________________________________________________________________
Signature                                           Date


___________________________________________
Print Name

                                  APPENDIX VIII

                      ALLIANZ LIFE FINANCIAL SERVICES, LLC

                   ANNUAL PERSONAL SECURITIES HOLDINGS REPORT

         In accordance with the Code of Ethics, below is a list of all Securities in which I have Beneficial Ownership, and all accounts in which these securities are held. This includes not only securities held by brokers, but also mutual fund shares, variable annuity or life insurance contracts and Securities held at home, in safe deposit boxes, or by an issuer. This report is current as of a date not more than 45 days prior to the date I will submit this report.

Name of Access Person or Advisory Management Person:
                                                      --------------------------

Broker(s) at which Account(s) is (are) Maintained:

          NAME ON ACCOUNT                              BROKER                                 ACCOUNT #
-------------------------------------     ----------------------------------      ----------------------------------
-------------------------------------     ----------------------------------      ----------------------------------
-------------------------------------     ----------------------------------      ----------------------------------

-------------------------------------     ----------------------------------      ----------------------------------
-------------------------------------     ----------------------------------      ----------------------------------

-------------------------------------     ----------------------------------      ----------------------------------
-------------------------------------     ----------------------------------      ----------------------------------

-------------------------------------     ----------------------------------      ----------------------------------
-------------------------------------     ----------------------------------      ----------------------------------

-------------------------------------     ----------------------------------      ----------------------------------

         By signing this document, I am certifying that I have caused duplicate confirms and duplicate statements to be sent to the Chief Compliance Officer for every account that trades in Securities other than Exempt Securities (as defined in the Code). Listed below are all Securities that are not reflected in an account statement.

----------------------------------------------------------    --------------------------------------------------------
Security Name/Ticker Symbol or CUSIP  Quantity*               Security Name/Ticker Symbol or CUSIP Quantity*
----------------------------------------------------------    --------------------------------------------------------
----------------------------------------------------------    --------------------------------------------------------

----------------------------------------------------------    --------------------------------------------------------
----------------------------------------------------------    --------------------------------------------------------

----------------------------------------------------------    --------------------------------------------------------
----------------------------------------------------------    --------------------------------------------------------

----------------------------------------------------------    --------------------------------------------------------
----------------------------------------------------------    --------------------------------------------------------

----------------------------------------------------------    --------------------------------------------------------
* number of shares for equity securities; principal amount, interest rate and maturity date for debt securities (ATTACH SEPARATE SHEET IF NECESSARY)

I certify that this form identifies all Securities in which I have Beneficial Ownership as defined in the Code.

________________________________________________________________________
Signature                                           Date


___________________________________________
Print Name

                                   APPENDIX IX

                      ALLIANZ LIFE FINANCIAL SERVICES, LLC

                                 CODE OF ETHICS

                              ANNUAL CERTIFICATION

THE CODE

         Persons associated with Allianz Life Financial Services, LLC must abide by the conditions set forth in the Code of Ethics. Each Access Person and Advisory Management Person is required to submit initial and annual holdings reports listing all personal securities transactions in Securities other than Exempt Securities for all such accounts in which the Access Person or Advisory Management Person has any direct or indirect Beneficial Ownership to the Chief Compliance Officer. Access Persons and Advisory Management Persons must also file securities transaction reports on a quarterly basis with respect to purchases of covered securities in which Beneficial Ownership was acquired in the quarter (subject to certain limitations specified in the Code).

         The Distributor certifies that it has adopted procedures reasonably necessary to prevent Supervised Persons from violating the Code.

ISSUES OR VIOLATIONS

         The undersigned hereby certifies that, except as set out below, no issues have arisen under the Code or the procedures adopted by Allianz Life Financial Services, LLC to implement the Code and there have been no material violations of the Code since the last certification to the Trustees, except as follows:


Date:
       -----------------------------------------------------------------------
                                                    Chief Compliance Officer



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                                   APPENDIX X

                      Allianz Life Financial Services, LLC

                               RELATED FUND SHARES

                                (As of 5/1/2007)

Shares of the following mutual funds are considered Related Fund Shares under this Code of Ethics:

AIM Basic Value Fund
AIM International Growth Fund
Columbia Technology Fund
Davis New York Venture Fund
Dreyfus Founders Equity Growth Fund

Dreyfus Investment Portfolios Small Cap Stock Index Portfolio Dreyfus Premier Small Cap Value Fund Dreyfus Stock Index Fund Franklin Small Cap Value Fund Jennison 20/20 Focus Fund Jennison Growth Fund Legg Mason Growth Trust Legg Mason Value Trust Legg Mason Partners Large Cap Growth Fund Legg Mason Partners Small Cap Growth Fund Neuberger Berman Regency Fund Nicholas Applegate International Systematic Fund OCC Opportunity Fund OCC Renaissance Fund OCC Value Fund Oppenheimer Developing Markets Fund Oppenheimer Global Fund Oppenheimer International Growth Fund Oppenheimer Main Street Fund PIMCO Fundamental IndexPLUS TR Fund Van Kampen Aggressive Growth Fund Van Kampen Comstock Fund Van Kampen Strategic Growth Fund Van Kampen Equity and Income Fund Van Kampen Global Franchise Fund Van Kampen Growth and Income Fund Van Kampen Mid Cap Value Fund Vanguard International Explorer Fund


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